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                                                                   Exhibit 5.1


(LETTERHEAD)



May 3, 1999



Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, IN  46240

Re:      DUKE REALTY INVESTMENTS, INC. REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

We are acting as counsel to Duke Realty Investments, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-4 (as the same may be amended and supplemented from time to time, the "Registration Statement") in connection with the merger of Weeks Corporation, a Georgia corporation, with and into the Company pursuant to the Agreement and Plan of Merger, dated as of February 28, 1999 between the Company and Weeks. Except as otherwise defined herein, capitalized terms used but not defined herein have the meanings provided in the Registration Statement.

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In examining all such documents, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals and the conformity to the respective originals of all documents purporting to be copies. As to factual matters relevant to the opinions set forth below, we have relied upon certificates of officers of the Company and public officials, and have not independently verified the accuracy of the statements contained therein. Based upon the foregoing and such other examination of law and fact as we have deemed necessary, we are of the opinion that when the Duke common shares and Duke preference shares to be issued in the merger are (i) issued and delivered upon consummation of the merger in accordance with the merger agreement and as contemplated by the Registration Statement, and (ii) duly executed by the Company and countersigned by its transfer agent, those Duke common shares and the Duke preference shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, our examination of matters of law have been limited to the Indiana Business Corporation Law as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Joint Proxy Statement and Prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Rogers & Wells LLP